EXHIBIT 99.1

Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

UMPQUA REPORTS QUARTERLY AND ANNUAL RESULTS

Fourth quarter 2020 net income of $150.7 million, or $0.68 per diluted common share
Full-year 2020 net loss of $1.5 billion, or $6.92 per diluted common share
Annual loan and lease growth of 3% and deposit growth of 10%

PORTLAND, Ore. – January 20, 2021 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net income of $150.7 million for the fourth quarter of 2020, compared to $124.9 million for the third quarter of 2020 and $83.8 million for the fourth quarter of 2019. Earnings per diluted common share were $0.68 for the fourth quarter of 2020, compared to $0.57 for the third quarter of 2020 and $0.38 for the fourth quarter of 2019.

For the twelve months ended December 31, 2020, the Company reported net loss of $1.5 billion, or $6.92 per diluted common share primarily due to the goodwill impairment of $1.8 billion in Q1 2020, compared to net income of $354.1 million, or $1.60 per diluted common share, for the twelve months ended December 31, 2019.

“Umpqua’s results in 2020 are a testament to the tremendous strength of this company. Of the many challenges and opportunities that were presented this past year, our ability to stay agile, resilient, and ultimately deliver for our customers, both existing and new, was extraordinary” said Cort O’Haver, president and CEO of Umpqua Holdings Corporation. “Our fourth quarter results represent our capacity to generate a return for our shareholders in a low interest rate environment. The company’s record level of net income was driven by a number of strategic levers. These included the continued performance of our home lending division, accelerated Paycheck Protection Program (PPP) fee recognition due to borrower forgiveness processing, and careful management of the cost of interest bearing deposits. As outlined in the Next Gen 2.0 initiatives we shared last quarter, the company will continue to balance prioritization of strategic investments to propel balance sheet growth, including key human digital initiatives to advance the customer experience and gain market share, supported by increased operational excellence and efficiency.”

Notable items that impacted the fourth quarter 2020 financial results included:

•$12.1 million increase in compensation and benefits primarily due to the year end true up for performance based variable incentives and deferred compensation calculations compared to the prior quarter.
•$6.5 million in one time software impairment charges primarily due to technology contract exits completed during the quarter.
•$2.9 million in charitable contributions made in the quarter compared to $0.5 million in the prior quarter.
•$9.4 million loss on the fair value of the mortgage servicing rights (MSR) asset due to higher prepayment speeds versus modeled expectations compared to a $12.2 million loss in the prior quarter and a $5.1 million loss in the same period of the prior year.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

•$4.0 million gain on the fair value of the debt capital market swap derivatives attributable to the increase in long-term interest rates during the quarter. This compares to the $1.8 million gain in the prior quarter and the $5.0 million gain in the same period of the prior year.

Full-Year 2020 Highlights (compared to prior year):

•Gross loan and lease balance growth of $583.7 million, or 3%;
•Deposit balance growth of $2.1 billion, or 10%;
•Net interest income decreased by $38.1 million, driven primarily by a decrease in short and long-term interest rates during the annual period which led to a decline in net interest margin;
•Provision for credit losses increased by $132.3 million primarily due to the implementation of the Current Expected Credit Loss (CECL) accounting standard which uses credit models to forecast future credit losses and fully reserve for the forecasted losses as soon as weak or deteriorating economic conditions are forecasted;
•Non-interest income increased by $72.2 million, driven primarily by a significant increase in net mortgage banking revenue;
•Non-interest expense increased by $1.8 billion, driven by the $1.8 billion goodwill impairment that was recorded in the first quarter and higher salaries and employee benefits expense due to the significant increase in annual net mortgage banking revenue, partially offset by lower occupancy, communications, marketing, services, and other expenses;
•Paid dividends of $0.84 per common share (equal to the $0.84 per share in the prior year) and repurchased 331,000 shares of common stock; and
•Book value decreased by 37%, or $7.31 per common share due to the aforementioned goodwill impairment, and tangible book value1 increased by 7%, or $0.82 per common share.

Fourth Quarter 2020 Highlights (compared to prior quarter):

•Gross loan and lease balances decreased by $647.1 million, or 3%, partially due to processed PPP loan forgiveness, the transfer of $78.1 million in indirect auto loans to loans held for sale, and payoffs in residential real estate.
•Deposit balances decreased by $47.6 million or 0.2%, partially due to the decline in brokered and personal certificates of deposits, partially offset by balance growth in non-interest bearing demand, interest bearing demand, money market, and savings products;
•Net interest income increased by $18.3 million, attributable to the acceleration of PPP fees due to processed borrower forgiveness and lower costs of interest-bearing deposits;
•Provision for credit losses increased by $0.4 million, driven by the continued stabilization of credit quality metrics and economic forecasts used in credit models;
•Net charge-offs increased by 11 basis points to 0.35% of average loans and leases (annualized) primarily due to the previously disclosed leases within the FinPac portfolio that received applicable CARES Act relief and were not able to resume payments after the deferral period expired;
•Non-interest income decreased by $8.0 million reflecting the linked quarter decline in net mortgage banking revenue, partially offset by an increase in the gain on sale of Small Business Association (SBA) loans during the period;
•Non-interest expense increased by $21.1 million, primarily driven by a $12.1 million increase in compensation and benefits due to the year end true up of performance based variable incentives and deferred compensation calculations, $6.5 million in one time software impairment charges, and a $2.4 million increase in charitable contributions, partially offset by lower service expense;
•Non-performing assets to total assets decreased three basis points to 0.24%;
•Estimated total risk-based capital ratio of 15.6% and estimated Tier 1 common to risk weighted assets ratio of 12.3%; and
•Paid a quarterly cash dividend of $0.21 per common share on November 30, 2020, to shareholders of record as of November 20, 2020.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Balance Sheet
Total consolidated assets were $29.2 billion as of December 31, 2020, compared to $29.4 billion as of September 30, 2020 and $28.8 billion as of December 31, 2019. Including secured off-balance sheet lines of credit, total available liquidity was $11.5 billion as of December 31, 2020, representing 39% of total assets and 47% of total deposits.

Gross loans and leases were $21.8 billion as of December 31, 2020, a decrease of $647.1 million from $22.4 billion as of September 30, 2020. The decrease in gross loans and leases is primarily due to processed PPP loan forgiveness, the transfer of $78.1 million in indirect auto loans to loans held for sale and payoffs in residential real estate. Please refer to the additional loan tables in the Q4 2020 Earnings Presentation for select underwriting characteristics of the loan portfolio and specific industry concentrations impacted by COVID-19.

Total deposits were $24.6 billion as of December 31, 2020, a decrease of $47.6 million from $24.7 billion as of September 30, 2020. This decrease was primarily attributable to the decline in brokered and personal certificates of deposit balances, partially offset by deposit balance growth in non-interest bearing demand, interest bearing demand, money market, and savings products.

Net Interest Income
Net interest income was $234.9 million for the fourth quarter of 2020, up $18.3 million from the prior quarter. This increase was driven primarily by the acceleration of PPP fees due to processed borrower forgiveness applications and by lower costs of interest-bearing deposits.

The Company’s net interest margin was 3.35% for the fourth quarter of 2020, up 27 basis points from 3.08% for the third quarter of 2020. This increase was driven primarily by the acceleration of PPP fees due to processed borrower forgiveness and lower funding costs.

Credit Quality
The allowance for credit losses was $348.7 million, or 1.60% of loans and leases, as of December 31, 2020, which was down from $369.4 million, or 1.65% of loans and leases, as of September 30, 2020. The provision for credit losses was $29,000 for the fourth quarter of 2020, an increase of $367,000 from the prior quarter level primarily due to changes in portfolio mix and balances as well as the stabilization of credit quality metrics and economic forecasts used in credit models.

Net charge-offs as a percentage of average loans and leases increased by 11 basis points from the prior quarter to 0.35% of average loans and leases for the fourth quarter of 2020 (annualized). The increase in net charge-offs for the quarter was primarily due to the previously disclosed leases within the FinPac portfolio that received applicable CARES Act relief and were not able to resume payments after the deferral period expired. As of December 31, 2020, non-performing assets was 0.24% of total assets, compared to 0.27% as of September 30, 2020 and 0.23% as of December 31, 2019.

Current Expected Credit Loss (CECL)
As described in our first quarter 2020 quarterly report on Form 10-Q filed on May 7, 2020 (“Q1 2020 10-Q”), on January 1, 2020, we adopted Accounting Standards Update No. 2016-13, Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”). In applying CECL, our financial results are affected as soon as weak or deteriorating economic conditions are forecasted which alters our expectations for credit losses. In addition, due to the expansion of the time horizon over which we are required to estimate future credit losses under CECL, we may experience increased volatility in our future provisions for credit losses. Specifically, we use credit models that factor in economic forecasts, which at the beginning of the COVID-19 pandemic projected significant, negative COVID-19 impacts to the economy; therefore we recorded significant provisions for credit losses in the first and second quarters of 2020. Due to the lack of significant changes in the credit quality of the loan portfolio and offsetting impacts within the economic forecasts compared to the prior quarter we recorded a minimal provision for credit losses in the fourth quarter.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Non-interest Income
Non-interest income was $124.0 million for the fourth quarter of 2020, down $8.0 million from the prior quarter driven primarily by the decrease in net mortgage banking revenue, partially offset by an increase in the gain on sale of SBA loans during the period.

Revenue from the origination and sale of residential mortgages was $83.4 million for the fourth quarter of 2020, a decrease of $15.3 million from the prior quarter. This decrease reflects a sequential quarter decrease of $153.4 million or 8% in for-sale mortgage origination volume and a decrease of 42 basis points in the home lending gain on sale margin to 4.71% for the fourth quarter of 2020. Of the current quarter’s mortgage production, 48% related to purchase activity, compared to 46% for the prior quarter and 55% for the same period in the prior year.

Non-interest Expense
Non-interest expense was $211.3 million for the fourth quarter of 2020, an increase of $21.1 million from the prior quarter level. This increase was driven by a $12.1 million increase in compensation and benefits due to the year end true up of performance based variable incentives and deferred compensation calculations, $6.5 million in one time software impairment charges due to technology contract exits, and a $2.4 million increase in charitable contributions, partially offset by lower services expense.

Goodwill
As described in our Q1 2020 10-Q, the Company completed the analysis of goodwill prior to filing the Q1 2020 10-Q with the Securities and Exchange Commission. The Company updated its goodwill assessment for the Wholesale Bank and Retail Bank reporting units as of March 31, 2020, due to events and circumstances indicating potential impairment. Impairment of goodwill is the condition that exists when the carrying amount of a reporting unit that includes goodwill exceeds its fair value. A goodwill impairment is recognized for the amount that the carrying amount of a reporting unit, including goodwill, exceeds its fair value, limited to the total amount of goodwill allocated to that reporting unit. Upon completing the quantitative impairment analysis, the Company recorded a goodwill impairment of $1.8 billion during the first quarter, which represented the entire amount of goodwill allocated to the Wholesale Bank and Retail Bank reporting units. The remaining goodwill of $2.7 million after the impairment relates to the Wealth Management reporting unit. The goodwill impairment was material to reported earnings in the first quarter, but was a non-cash charge and had no effect on the Company’s cash balances, liquidity or tangible equity. In addition, because goodwill and other intangible assets are not included in the calculation of regulatory capital, the Company’s well-capitalized regulatory capital ratios were not impacted by the impairment.

Capital
As of December 31, 2020, the Company’s book value per common share increased to $12.28 from $11.85 in the prior quarter, and its tangible book value per common share1 increased to $12.21 from $11.77 in the prior quarter.

The Company’s estimated total risk-based capital ratio was 15.6% and its estimated Tier 1 common equity to risk weighted assets ratio was 12.3% as of December 31, 2020. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2020 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands, except per share data)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Total shareholders' equity	$2,704,577	$2,610,244	$2,538,339	$2,507,611	$4,313,915
Subtract:
Goodwill	2,715	2,715	2,715	2,715	1,787,651
Other intangible assets, net	13,360	14,606	15,853	17,099	18,346
Tangible common shareholders' equity	$2,688,502	$2,592,923	$2,519,771	$2,487,797	$2,507,918
Total assets	$29,235,175	$29,437,441	$29,645,248	$27,540,382	$28,846,809
Subtract:
Goodwill	2,715	2,715	2,715	2,715	1,787,651
Other intangible assets, net	13,360	14,606	15,853	17,099	18,346
Tangible assets	$29,219,100	$29,420,120	$29,626,680	$27,520,568	$27,040,812
Common shares outstanding at period end	220,226	220,222	220,219	220,175	220,229

Total shareholders' equity to total assets ratio	9.25%	8.87%	8.56%	9.11%	14.95%
Tangible common equity ratio	9.20%	8.81%	8.51%	9.04%	9.27%
Book value per common share	$12.28	$11.85	$11.53	$11.39	$19.59
Tangible book value per common share	$12.21	$11.77	$11.44	$11.30	$11.39

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquabank.com.

Earnings Conference Call Information
The Company will host its fourth quarter 2020 earnings conference call on Thursday, January 21, 2021, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter and full year 2020 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 7096769. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 7096769. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at www.umpquabank.com.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this press release we make forward-looking statements about the impact of Next Gen 2.0 initiatives, and future credit losses under CECL. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; whether our human digital initiatives and strategic investments result in improved customer experience, growth and increased market share; and changes in laws or regulations. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$240,815	$229,457	$235,174	$245,993	$262,109	5%	(8)%
Interest and dividends on investments:
Taxable	11,951	10,168	9,015	16,605	13,361	18%	(11)%
Exempt from federal income tax	1,523	1,490	1,520	1,562	1,638	2%	(7)%
Dividends	659	710	568	678	579	(7)%	14%
Temporary investments and interest bearing deposits	531	474	403	3,331	4,343	12%	(88)%
Total interest income	255,479	242,299	246,680	268,169	282,030	5%	(9)%
Interest expense:
Deposits	14,567	19,121	26,222	40,290	44,380	(24)%	(67)%
Securities sold under agreement to repurchase and federal funds purchased	93	84	194	395	431	11%	(78)%
Borrowings	2,765	3,271	3,839	4,046	5,080	(15)%	(46)%
Junior subordinated debentures	3,147	3,249	3,922	4,903	5,325	(3)%	(41)%
Total interest expense	20,572	25,725	34,177	49,634	55,216	(20)%	(63)%
Net interest income	234,907	216,574	212,503	218,535	226,814	8%	4%
Provision (recapture) for credit losses	29	(338)	87,085	118,085	16,252	(109)%	(100)%
Non-interest income:
Service charges on deposits	16,654	14,438	11,831	15,638	16,656	15%	0%
Brokerage revenue	4,093	3,686	3,805	4,015	4,027	11%	2%
Residential mortgage banking revenue, net	79,028	90,377	83,877	17,540	34,050	(13)%	132%
Gain (loss) on sale of debt securities, net	—	—	323	(133)	2	0%	(100)%
(Loss) gain on equity securities, net	(173)	(112)	240	814	(84)	54%	106%
Gain on loan and lease sales, net	3,374	1,092	1,074	1,167	4,603	209%	(27)%
BOLI income	2,067	2,087	2,116	2,129	2,078	(1)%	(1)%
Other income (expense)	18,917	20,356	12,214	(525)	22,417	(7)%	(16)%
Total non-interest income	123,960	131,924	115,480	40,645	83,749	(6)%	48%
Non-interest expense:
Salaries and employee benefits	132,460	120,337	116,676	109,774	108,847	10%	22%
Occupancy and equipment, net	41,758	36,720	36,171	37,001	36,513	14%	14%
Intangible amortization	1,246	1,247	1,246	1,247	1,404	0%	(11)%
FDIC assessments	3,014	2,989	3,971	2,542	2,867	1%	5%
Goodwill impairment	—	—	—	1,784,936	—	nm	nm
Other expenses	32,834	28,914	23,846	27,158	33,812	14%	(3)%
Total non-interest expense	211,312	190,207	181,910	1,962,658	183,443	11%	15%
Income (loss) before provision for income taxes	147,526	158,629	58,988	(1,821,563)	110,868	(7)%	33%
(Benefit) provision for income taxes	(3,204)	33,758	6,062	30,384	27,118	(109)%	(112)%
Net income (loss)	$150,730	$124,871	$52,926	$(1,851,947)	$83,750	21%	80%

Weighted average basic shares outstanding	220,225	220,221	220,210	220,216	220,222	0%	0%
Weighted average diluted shares outstanding	220,663	220,418	220,320	220,216	220,671	0%	0%
Earnings per common share – basic	$0.68	$0.57	$0.24	$(8.41)	$0.38	19%	79%
Earnings per common share – diluted	$0.68	$0.57	$0.24	$(8.41)	$0.38	19%	79%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

	Year Ended		% Change
(In thousands, except per share data)	Dec 31, 2020	Dec 31, 2019	Year over Year
Interest income:
Loans and leases	$951,439	$1,051,077	(9)%
Interest and dividends on investments:
Taxable	47,739	56,150	(15)%
Exempt from federal income tax	6,095	7,400	(18)%
Dividends	2,615	2,269	15%
Temporary investments and interest bearing deposits	4,739	14,180	(67)%
Total interest income	1,012,627	1,131,076	(10)%
Interest expense:
Deposits	100,200	167,941	(40)%
Securities sold under agreement to repurchase and federal funds purchased	766	2,092	(63)%
Borrowings	13,921	17,564	(21)%
Junior subordinated debentures	15,221	22,845	(33)%
Total interest expense	130,108	210,442	(38)%
Net interest income	882,519	920,634	(4)%
Provision for credit losses	204,861	72,515	183%
Non-interest income:
Service charges on deposits	58,561	64,514	(9)%
Brokerage revenue	15,599	15,877	(2)%
Residential mortgage banking revenue, net	270,822	101,810	166%
Gain (loss) on sale of debt securities, net	190	(7,184)	(103)%
Gain on equity securities, net	769	83,475	(99)%
Gain on loan and lease sales, net	6,707	10,467	(36)%
BOLI income	8,399	8,406	0%
Other income	50,962	62,459	(18)%
Total non-interest income	412,009	339,824	21%
Non-interest expense:
Salaries and employee benefits	479,247	420,373	14%
Occupancy and equipment, net	151,650	144,236	5%
Intangible amortization	4,986	5,618	(11)%
FDIC assessments	12,516	11,233	11%
Goodwill impairment	1,784,936	—	nm
Other expenses	112,752	137,580	(18)%
Total non-interest expense	2,546,087	719,040	254%
(Loss) income before provision for income taxes	(1,456,420)	468,903	(411)%
Provision for income taxes	67,000	114,808	(42)%
Net (loss) income	$(1,523,420)	$354,095	(530)%

Weighted average basic shares outstanding	220,218	220,339	0%
Weighted average diluted shares outstanding	220,218	220,650	0%
Earnings per common share – basic	$(6.92)	$1.61	(530)%
Earnings per common share – diluted	$(6.92)	$1.60	(533)%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$370,219	$370,595	$410,769	$406,426	$382,598	0%	(3)%
Interest bearing cash and temporary investments	2,202,962	1,849,132	1,853,505	1,251,290	980,158	19%	125%
Investment securities:
Equity and other, at fair value	83,077	82,769	81,958	80,797	80,165	0%	4%
Available for sale, at fair value	2,932,558	2,898,700	2,865,690	2,890,475	2,814,682	1%	4%
Held to maturity, at amortized cost	3,034	3,088	3,143	3,200	3,260	(2)%	(7)%
Loans held for sale, at fair value	766,225	683,960	605,399	481,541	513,431	12%	49%
Loans and leases	21,779,367	22,426,473	22,671,455	21,251,478	21,195,684	(3)%	3%
Allowance for credit losses on loans and leases	(328,401)	(345,049)	(356,745)	(291,420)	(157,629)	(5)%	108%
Net loans and leases	21,450,966	22,081,424	22,314,710	20,960,058	21,038,055	(3)%	2%
Restricted equity securities	41,666	50,062	54,062	58,062	46,463	(17)%	(10)%
Premises and equipment, net	178,050	185,104	192,041	195,390	201,460	(4)%	(12)%
Operating lease right-of-use assets	104,937	107,321	111,487	115,485	110,718	(2)%	(5)%
Goodwill	2,715	2,715	2,715	2,715	1,787,651	0%	(100)%
Other intangible assets, net	13,360	14,606	15,853	17,099	18,346	(9)%	(27)%
Residential mortgage servicing rights, at fair value	92,907	93,248	96,356	94,346	115,010	0%	(19)%
Bank owned life insurance	323,470	326,120	324,873	322,717	320,611	(1)%	1%
Other assets	669,029	688,597	712,687	660,781	434,201	(3)%	54%
Total assets	$29,235,175	$29,437,441	$29,645,248	$27,540,382	$28,846,809	(1)%	1%
Liabilities:
Deposits	$24,622,201	$24,669,783	$24,844,378	$22,699,375	$22,481,504	0%	10%
Securities sold under agreements to repurchase	375,384	388,028	398,414	346,245	311,308	(3)%	21%
Borrowings	771,482	996,520	1,096,559	1,196,597	906,635	(23)%	(15)%
Junior subordinated debentures, at fair value	255,217	247,045	232,936	195,521	274,812	3%	(7)%
Junior subordinated debentures, at amortized cost	88,268	88,325	88,382	88,439	88,496	0%	0%
Operating lease liabilities	113,593	115,790	119,885	123,962	119,429	(2)%	(5)%
Deferred tax liability, net	5,441	13,239	21,439	51,061	52,928	(59)%	(90)%
Other liabilities	299,012	308,467	304,916	331,571	297,782	(3)%	0%
Total liabilities	26,530,598	26,827,197	27,106,909	25,032,771	24,532,894	(1)%	8%
Shareholders' equity:
Common stock	3,514,599	3,512,153	3,510,145	3,507,680	3,514,000	0%	0%
(Accumulated deficit) retained earnings	(932,767)	(1,036,931)	(1,115,414)	(1,168,340)	770,366	(10)%	(221)%
Accumulated other comprehensive income	122,745	135,022	143,608	168,271	29,549	(9)%	315%
Total shareholders' equity	2,704,577	2,610,244	2,538,339	2,507,611	4,313,915	4%	(37)%
Total liabilities and shareholders' equity	$29,235,175	$29,437,441	$29,645,248	$27,540,382	$28,846,809	(1)%	1%

Common shares outstanding at period end	220,226	220,222	220,219	220,175	220,229	0%	0%
Book value per common share	$12.28	$11.85	$11.53	$11.39	$19.59	4%	(37)%
Tangible book value per common share	$12.21	$11.77	$11.44	$11.30	$11.39	4%	7%
Tangible equity - common	$2,688,502	$2,592,923	$2,519,771	$2,487,797	$2,507,918	4%	7%
Tangible common equity to tangible assets	9.20%	8.81%	8.51%	9.04%	9.27%	0.39	(0.07)

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,505,802	$3,533,776	$3,589,484	$3,613,420	$3,545,566	(1)%	(1)%
Owner occupied term, net	2,333,945	2,411,098	2,459,954	2,472,187	2,496,088	(3)%	(6)%
Multifamily, net	3,349,196	3,389,034	3,466,829	3,464,217	3,514,774	(1)%	(5)%
Construction & development, net	828,478	757,462	662,703	667,975	678,740	9%	22%
Residential development, net	192,761	163,400	164,180	187,594	189,010	18%	2%
Commercial:
Term, net (1)	4,024,467	4,246,229	4,265,092	2,317,573	2,232,817	(5)%	80%
Lines of credit & other, net	862,760	894,782	940,443	1,208,051	1,212,393	(4)%	(29)%
Leases & equipment finance, net	1,456,630	1,496,650	1,522,369	1,492,762	1,465,489	(3)%	(1)%
Residential real estate:
Mortgage, net	3,871,906	4,042,416	4,056,588	4,193,908	4,215,424	(4)%	(8)%
Home equity loans & lines, net	1,136,064	1,172,697	1,189,428	1,249,152	1,237,512	(3)%	(8)%
Consumer & other, net	217,358	318,929	354,385	384,639	407,871	(32)%	(47)%
Total loans, net of deferred fees and costs	$21,779,367	$22,426,473	$22,671,455	$21,251,478	$21,195,684	(3)%	3%

(1)The Bank participates in PPP to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include 14,900 PPP loans, totaling $1.8 billion, net of deferred fees and costs as of December 31, 2020.

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	16%	16%	16%	17%	17%
Owner occupied term, net	11%	11%	11%	12%	12%
Multifamily, net	15%	15%	15%	16%	16%
Construction & development, net	4%	3%	3%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	18%	19%	19%	11%	10%
Lines of credit & other, net	4%	4%	4%	5%	6%
Leases & equipment finance, net	7%	7%	7%	7%	7%
Residential real estate:
Mortgage, net	18%	18%	18%	20%	20%
Home equity loans & lines, net	5%	5%	5%	6%	6%
Consumer & other, net	1%	1%	1%	2%	2%
Total	100%	100%	100%	100%	100%

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$9,632,773	$9,475,244	$9,172,210	$7,169,907	$6,913,375	2%	39%
Demand, interest bearing	3,051,487	2,931,990	2,813,722	2,482,908	2,524,534	4%	21%
Money market	7,173,920	7,160,838	7,262,777	7,082,011	6,930,815	0%	4%
Savings	1,912,752	1,848,639	1,730,051	1,486,909	1,471,475	3%	30%
Time	2,851,269	3,253,072	3,865,618	4,477,640	4,641,305	(12)%	(39)%
Total	$24,622,201	$24,669,783	$24,844,378	$22,699,375	$22,481,504	0%	10%

Total core deposits (1)	$22,705,377	$22,439,241	$22,095,314	$19,434,228	$19,061,058	1%	19%

Deposit mix:
Demand, non-interest bearing	39%	38%	37%	32%	31%
Demand, interest bearing	12%	12%	11%	11%	11%
Money market	29%	29%	29%	31%	31%
Savings	8%	8%	7%	7%	6%
Time	12%	13%	16%	19%	21%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	420,050	423,658	423,456	416,270	415,254
Demand, interest bearing	72,811	73,812	74,813	75,514	75,900
Money market	58,609	59,083	59,445	59,203	58,888
Savings	160,192	162,234	161,710	159,870	159,948
Time	48,292	52,572	57,501	62,515	62,952
Total	759,954	771,359	776,925	773,372	772,942

Average balance per account:
Demand, non-interest bearing	$22.9	$22.4	$21.7	$17.2	$16.6
Demand, interest bearing	41.9	39.7	37.6	32.9	33.3
Money market	122.4	121.2	122.2	119.6	117.7
Savings	11.9	11.4	10.7	9.3	9.2
Time	59.0	61.9	67.2	71.6	73.7
Total	$32.4	$32.0	$32.0	$29.4	$29.1

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$31,076	$26,425	$32,412	$39,128	$26,244	18%	18%
Loans and leases past due 90+ days and accruing (1)	36,361	50,269	39,818	47,185	37,969	(28)%	(4)%
Total non-performing loans and leases	67,437	76,694	72,230	86,313	64,213	(12)%	5%
Other real estate owned	1,810	2,369	2,578	3,020	3,295	(24)%	(45)%
Total non-performing assets	$69,247	$79,063	$74,808	$89,333	$67,508	(12)%	3%

Performing restructured loans and leases	$14,991	$15,819	$15,032	$20,541	$18,576	(5)%	(19)%
Loans and leases past due 31-89 days	$72,047	$66,155	$40,583	$59,962	$41,882	9%	72%
Loans and leases past due 31-89 days to total loans and leases	0.33%	0.29%	0.18%	0.28%	0.20%
Non-performing loans and leases to total loans and leases (1)	0.31%	0.34%	0.32%	0.41%	0.30%
Non-performing assets to total assets (1)	0.24%	0.27%	0.25%	0.32%	0.23%

(1)Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $20.0 million, $2.6 million, $5.3 million, and $4.3 million at September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively. There were no non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so at December 31, 2020.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$345,049	$356,745	$291,420	$157,629	$156,288	(3)%	121%
Impact of adoption of CECL	—	—	—	49,999	—	nm	nm
Adjusted balance, beginning of period	345,049	356,745	291,420	207,628	156,288	(3)%	121%
Provision for credit losses on loans and leases (1)	3,104	1,785	81,484	105,502	16,252	74%	(81)%
Charge-offs	(23,942)	(16,646)	(19,453)	(24,455)	(18,734)	44%	28%
Recoveries	4,190	3,165	3,294	2,745	3,823	32%	10%
Net charge-offs	(19,752)	(13,481)	(16,159)	(21,710)	(14,911)	47%	32%
Balance, end of period	$328,401	$345,049	$356,745	$291,420	$157,629	(5)%	108%
Reserve for unfunded commitments
Balance, beginning of period	$24,306	$26,368	$20,927	$5,106	$5,085	(8)%	378%
Impact of adoption of CECL	—	—	—	3,238	—	nm	nm
Adjusted balance, beginning of period	24,306	26,368	20,927	8,344	5,085	(8)%	378%
(Recapture) provision for credit losses on unfunded commitments (1)	(4,020)	(2,062)	5,441	12,583	21	95%	nm
Balance, end of period	20,286	24,306	26,368	20,927	5,106	(17)%	297%
Total Allowance for credit losses (ACL)	$348,687	$369,355	$383,113	$312,347	$162,735	(6)%	114%

Net charge-offs to average loans and leases (annualized)	0.35%	0.24%	0.29%	0.41%	0.28%
Recoveries to gross charge-offs	17.50%	19.01%	16.93%	11.22%	20.41%
ACLLL to loans and leases	1.51%	1.54%	1.57%	1.37%	0.74%
ACL to loans and leases	1.60%	1.65%	1.69%	1.47%	0.77%
nm = not meaningful
(1) The total provision for credit losses as disclosed in the consolidated statement of operations includes an additional provision of $945,000 related to the provision for accrued interest on loans deferred due to COVID-19, a recapture of $61,000 and an additional provision of $160,000 for the three months ended December 31, 2020, September 30, 2020 and June 30, 2020, respectively, which are not included in the table above.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2020	Dec 31, 2019	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$157,629	$144,871	9%
Impact of adoption of CECL	49,999	—	nm
Adjusted balance, beginning of period	207,628	144,871	43%
Provision for credit losses on loans and leases (1)	191,875	72,515	165%
Charge-offs	(84,496)	(75,705)	12%
Recoveries	13,394	15,948	(16)%
Net charge-offs	(71,102)	(59,757)	19%
Balance, end of period	$328,401	$157,629	108%
Reserve for unfunded commitments
Balance, beginning of period	$5,106	$4,523	13%
Impact of adoption of CECL	3,238	—	nm
Adjusted balance, beginning of period	8,344	4,523	84%
Provision for credit losses on unfunded commitments (1)	11,942	583	1,948%
Balance, end of period	20,286	5,106	297%
Total Allowance for credit losses (ACL)	$348,687	$162,735	114%

Net charge-offs to average loans and leases	0.32%	0.29%
Recoveries to gross charge-offs	15.85%	21.07%
nm = not meaningful
(1) The total provision for credit losses for the year ended December 31, 2020, as disclosed in the consolidated statement of operations includes an additional $1.0 million of provision related to accrued interest on loans deferred due to COVID-19, not included in the table above.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	3.19%	3.13%	3.77%	4.20%	4.25%	0.06	(1.06)
Yield on loans and leases	4.24%	3.96%	4.11%	4.58%	4.80%	0.28	(0.56)
Yield on taxable investments	1.77%	1.56%	1.38%	2.50%	2.05%	0.21	(0.28)
Yield on tax-exempt investments (1)	3.08%	3.11%	3.17%	3.14%	3.23%	(0.03)	(0.15)
Yield on interest bearing cash and temporary investments	0.10%	0.10%	0.10%	1.23%	1.65%	—	(1.55)
Total yield on earning assets (1)	3.64%	3.45%	3.59%	4.19%	4.36%	0.19	(0.72)

Cost of interest bearing deposits	0.38%	0.49%	0.67%	1.03%	1.13%	(0.11)	(0.75)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.09%	0.09%	0.21%	0.47%	0.56%	—	(0.47)
Cost of borrowings	1.18%	1.23%	1.33%	1.79%	1.96%	(0.05)	(0.78)
Cost of junior subordinated debentures	3.73%	4.03%	5.55%	5.45%	5.92%	(0.30)	(2.19)
Total cost of interest bearing liabilities	0.49%	0.59%	0.78%	1.15%	1.27%	(0.10)	(0.78)

Net interest spread (1)	3.15%	2.85%	2.81%	3.04%	3.09%	0.30	0.06
Net interest margin (1)	3.35%	3.08%	3.09%	3.41%	3.51%	0.27	(0.16)

Performance Ratios:
Return on average assets	2.04%	1.68%	0.73%	(25.82)%	1.15%	0.36	0.89
Return on average tangible assets	2.04%	1.68%	0.73%	(27.53)%	1.22%	0.36	0.82
Return on average common equity	22.92%	19.48%	8.46%	(174.94)%	7.70%	3.44	15.22
Return on average tangible common equity	23.07%	19.62%	8.53%	(301.30)%	13.24%	3.45	9.83
Efficiency ratio – Consolidated	58.82%	54.52%	55.40%	756.29%	59.00%	4.30	(0.18)
Efficiency ratio – Bank	57.77%	53.41%	54.17%	752.92%	57.56%	4.36	0.21

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Year Ended		% Change
	Dec 31, 2020	Dec 31, 2019	Year over Year
Average Rates:
Yield on loans held for sale	3.49%	4.83%	(1.34)
Yield on loans and leases	4.22%	4.96%	(0.74)
Yield on taxable investments	1.80%	2.16%	(0.36)
Yield on tax-exempt investments (1)	3.12%	3.40%	(0.28)
Yield on temporary investments and interest bearing cash	0.29%	2.06%	(1.77)
Total yield on earning assets (1)	3.71%	4.56%	(0.85)

Cost of interest bearing deposits	0.65%	1.12%	(0.47)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.21%	0.65%	(0.44)
Cost of borrowings	1.37%	1.96%	(0.59)
Cost of junior subordinated debentures	4.67%	6.12%	(1.45)
Total cost of interest bearing liabilities	0.75%	1.26%	(0.51)

Net interest spread (1)	2.96%	3.30%	(0.34)
Net interest margin (1)	3.23%	3.71%	(0.48)

Performance Ratios:
Return on average assets	(5.22)%	1.27%	(6.49)
Return on average tangible assets	(5.30)%	1.35%	(6.65)
Return on average common equity	(51.08)%	8.42%	(59.50)
Return on average tangible common equity	(60.34)%	14.77%	(75.11)
Efficiency ratio – Consolidated	196.47%	56.97%	139.50
Efficiency ratio – Bank	195.33%	55.40%	139.93

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$2,066,572	$1,827,818	$1,563,753	$1,084,854	$1,045,975	13%	98%
Investment securities, taxable	2,850,550	2,797,547	2,777,154	2,760,461	2,719,089	2%	5%
Investment securities, tax-exempt	245,997	237,165	235,934	241,105	244,895	4%	0%
Loans held for sale	696,688	669,646	577,773	406,434	415,169	4%	68%
Loans and leases	22,138,283	22,560,076	22,428,142	21,196,989	21,379,239	(2)%	4%
Total interest earning assets	27,998,090	28,092,252	27,582,756	25,689,843	25,804,367	0%	9%
Goodwill and other intangible assets, net	16,775	18,021	19,253	1,785,608	1,806,791	(7)%	(99)%
Total assets	29,396,311	29,533,871	29,066,775	28,844,773	28,981,387	0%	1%

Non-interest bearing demand deposits	9,587,081	9,335,350	8,484,684	6,880,457	7,037,320	3%	36%
Interest bearing deposits	15,165,049	15,451,816	15,803,595	15,695,309	15,550,483	(2)%	(2)%
Total deposits	24,752,130	24,787,166	24,288,279	22,575,766	22,587,803	0%	10%
Interest bearing liabilities	16,822,808	17,205,775	17,625,888	17,301,712	17,237,770	(2)%	(2)%

Shareholders’ equity - common	2,615,676	2,549,703	2,514,754	4,257,711	4,317,277	3%	(39)%
Tangible common equity (1)	2,598,901	2,531,682	2,495,501	2,472,103	2,510,486	3%	4%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2020	Dec 31, 2019	Year over Year
Temporary investments and interest bearing cash	$1,637,440	$688,258	138%
Investment securities, taxable	2,796,581	2,701,821	4%
Investment securities, tax-exempt	240,054	264,017	(9)%
Loans held for sale	588,058	299,560	96%
Loans and leases	22,082,359	20,889,769	6%
Total interest earning assets	27,344,492	24,843,425	10%
Goodwill and other intangible assets, net	457,550	1,808,879	(75)%
Total assets	29,211,733	27,971,844	4%

Non-interest bearing demand deposits	8,576,436	6,746,607	27%
Interest bearing deposits	15,527,924	15,057,428	3%
Total deposits	24,104,360	21,804,035	11%
Interest bearing liabilities	17,237,888	16,647,085	4%

Shareholders’ equity - common	2,982,458	4,206,380	(29)%
Tangible common equity (1)	2,524,908	2,397,501	5%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Quarter Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$696,688	$5,554	3.19%	$669,646	$5,248	3.13%	$415,169	$4,408	4.25%
Loans and leases (1)	22,138,283	235,261	4.24%	22,560,076	224,209	3.96%	21,379,239	257,701	4.80%
Taxable securities	2,850,550	12,610	1.77%	2,797,547	10,878	1.56%	2,719,089	13,940	2.05%
Non-taxable securities (2)	245,997	1,893	3.08%	237,165	1,845	3.11%	244,895	1,980	3.23%
Temporary investments and interest-bearing cash	2,066,572	531	0.10%	1,827,818	474	0.10%	1,045,975	4,343	1.65%
Total interest-earning assets	27,998,090	$255,849	3.64%	28,092,252	$242,654	3.45%	25,804,367	$282,372	4.36%
Other assets	1,398,221			1,441,619			3,177,020
Total assets	$29,396,311			$29,533,871			$28,981,387
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$3,014,292	$448	0.06%	$2,878,529	$573	0.08%	$2,446,137	$3,485	0.57%
Money market deposits	7,210,906	1,731	0.10%	7,179,705	2,284	0.13%	6,853,118	13,690	0.79%
Savings deposits	1,882,866	183	0.04%	1,790,055	179	0.04%	1,463,744	509	0.14%
Time deposits	3,056,985	12,205	1.59%	3,603,527	16,085	1.78%	4,787,484	26,696	2.21%
Total interest-bearing deposits	15,165,049	14,567	0.38%	15,451,816	19,121	0.49%	15,550,483	44,380	1.13%
Repurchase agreements and federal funds purchased	388,361	93	0.09%	378,844	84	0.09%	303,230	431	0.56%
Borrowings	934,006	2,765	1.18%	1,054,153	3,271	1.23%	1,027,311	5,080	1.96%
Junior subordinated debentures	335,392	3,147	3.73%	320,962	3,249	4.03%	356,746	5,325	5.92%
Total interest-bearing liabilities	16,822,808	$20,572	0.49%	17,205,775	$25,725	0.59%	17,237,770	$55,216	1.27%
Non-interest-bearing deposits	9,587,081			9,335,350			7,037,320
Other liabilities	370,746			443,043			389,020
Total liabilities	26,780,635			26,984,168			24,664,110
Common equity	2,615,676			2,549,703			4,317,277
Total liabilities and shareholders' equity	$29,396,311			$29,533,871			$28,981,387
NET INTEREST INCOME		$235,277			$216,929			$227,156
NET INTEREST SPREAD			3.15%			2.85%			3.09%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.35%			3.08%			3.51%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $370,000 for the three months ended December 31, 2020 as compared to $355,000 for September 30, 2020 and $342,000 for December 31, 2019.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Year Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$588,058	$20,509	3.49%	$299,560	$14,477	4.83%
Loans and leases (1)	22,082,359	930,930	4.22%	20,889,769	1,036,600	4.96%
Taxable securities	2,796,581	50,354	1.80%	2,701,821	58,419	2.16%
Non-taxable securities (2)	240,054	7,500	3.12%	264,017	8,971	3.40%
Temporary investments and interest-bearing cash	1,637,440	4,739	0.29%	688,258	14,180	2.06%
Total interest-earning assets	27,344,492	$1,014,032	3.71%	24,843,425	$1,132,647	4.56%
Other assets	1,867,241			3,128,419
Total assets	$29,211,733			$27,971,844
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,754,417	$5,712	0.21%	$2,365,845	$12,040	0.51%
Money market deposits	7,193,470	19,811	0.28%	6,740,502	56,633	0.84%
Savings deposits	1,697,353	801	0.05%	1,467,263	1,746	0.12%
Time deposits	3,882,684	73,876	1.90%	4,483,818	97,522	2.17%
Total interest-bearing deposits	15,527,924	100,200	0.65%	15,057,428	167,941	1.12%
Repurchase agreements and federal funds purchased	370,091	766	0.21%	319,723	2,092	0.65%
Borrowings	1,014,240	13,921	1.37%	896,681	17,564	1.96%
Junior subordinated debentures	325,633	15,221	4.67%	373,253	22,845	6.12%
Total interest-bearing liabilities	17,237,888	$130,108	0.75%	16,647,085	$210,442	1.26%
Non-interest-bearing deposits	8,576,436			6,746,607
Other liabilities	414,951			371,772
Total liabilities	26,229,275			23,765,464
Common equity	2,982,458			4,206,380
Total liabilities and shareholders' equity	$29,211,733			$27,971,844
NET INTEREST INCOME		$883,924			$922,205
NET INTEREST SPREAD			2.96%			3.30%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.23%			3.71%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.4 million for the twelve months ended December 31, 2020 as compared to $1.6 million for the same period in 2019.

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$83,388	$98,703	$86,781	$39,347	$35,438	(16)%	135%
Servicing	9,497	8,796	8,533	8,880	8,981	8%	6%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,431)	(4,878)	(5,042)	(5,329)	(5,237)	(9)%	(15)%
Changes due to valuation inputs or assumptions	(9,426)	(12,244)	(6,395)	(25,358)	(5,132)	(23)%	84%
Total	$79,028	$90,377	$83,877	$17,540	$34,050	(13)%	132%

Closed loan volume:
Portfolio	$304,162	$245,550	$276,247	$252,329	$335,511	24%	(9)%
For-sale	1,769,432	1,922,789	1,826,095	1,148,184	1,060,016	(8)%	67%
Total	$2,073,594	$2,168,339	$2,102,342	$1,400,513	$1,395,527	(4)%	49%

Gain on sale margin:
Based on for-sale volume	4.71%	5.13%	4.75%	3.43%	3.34%	(0.42)	1.37

Residential mortgage servicing rights:
Balance, beginning of period	$93,248	$96,356	$94,346	$115,010	$151,383	(3)%	(38)%
Additions for new MSR capitalized	13,516	14,014	13,447	10,023	8,397	(4)%	61%
Sale of MSR assets	—	—	—	—	(34,401)	0%	(100)%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,431)	(4,878)	(5,042)	(5,329)	(5,237)	(9)%	(15)%
Changes due to valuation inputs or assumptions	(9,426)	(12,244)	(6,395)	(25,358)	(5,132)	(23)%	84%
Balance, end of period	$92,907	$93,248	$96,356	$94,346	$115,010	0%	(19)%

Residential mortgage loans serviced for others	$13,026,720	$12,964,361	$12,746,125	$12,533,045	$12,276,943	0%	6%
MSR as % of serviced portfolio	0.71%	0.72%	0.76%	0.75%	0.94%	(0.01)	(0.23)

Umpqua Reports Fourth Quarter and Full-Year 2020 Results
January 20, 2021

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2020	Dec 31, 2019	Year over Year
Residential mortgage banking revenue:
Origination and sale	$308,219	$104,394	195%
Servicing	35,706	42,199	(15)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(19,680)	(25,408)	(23)%
Changes due to valuation inputs or assumptions	(53,423)	(19,375)	176%
Total	$270,822	$101,810	166%

Closed loan volume:
Portfolio	$1,078,288	$1,747,023	(38)%
For-sale	6,666,500	3,089,698	116%
Total	$7,744,788	$4,836,721	60%

Gain on sale margin:
Based on for-sale volume	4.62%	3.38%	1.24

Residential mortgage servicing rights:
Balance, beginning of period	$115,010	$169,025	(32)%
Additions for new MSR capitalized	51,000	25,169	103%
Sale of MSR assets	—	(34,401)	(100)%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(19,680)	(25,408)	(23)%
Changes due to valuation inputs or assumptions	(53,423)	(19,375)	176%
Balance, end of period	$92,907	$115,010	(19)%

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